Exhibit 99.1

Investor Relations Contact: Amy Mendenhall
Title: Vice President – Treasury & Investor Relations
Phone: 479-785-6200
Email: invrel@arcb.com

ArcBest Declares a $0.12/Share Quarterly Dividend

FORT SMITH, Arkansas, January 28, 2025 – The Board of Directors of ArcBest® (Nasdaq: ARCB) has declared a quarterly cash dividend of twelve cents ($0.12) per share to holders of record of its Common Stock, $0.01 par value, on February 11, 2025, payable on February 25, 2025.

ABOUT ARCBEST

ArcBest® (Nasdaq: ARCB) is a multibillion-dollar integrated logistics company that helps keep the global supply chain moving. Founded in 1923 and now with 14,000 employees across 250 campuses and service centers, the company is a logistics powerhouse, using its technology, expertise and scale to connect shippers with the solutions they need — from ground, air and ocean transportation to fully managed supply chains. ArcBest has a long history of innovation that is enriched by deep customer relationships. With a commitment to helping customers navigate supply chain challenges now and in the future, the company is developing ground-breaking technology like Vaux™, one of the TIME Best Inventions of 2023. For more information, visit arcb.com.

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